                                                                     EXHIBIT 4.2

                          AMERICAN PACIFIC CORPORATION
                        2002 DIRECTORS STOCK OPTION PLAN

                                   ARTICLE I.

                                     PURPOSE

      The purpose of the  American  Pacific  Corporation  2002  Directors  Stock
Option Plan (the "Plan") is to promote the long-term  success of the Company and the  creation of  stockholder  value by (a)  encouraging  Directors  to focus on critical long-range objectives,  (b) encouraging the attraction and retention of
Directors with exceptional  qualifications and (c) linking Directors directly to stockholder interests through increased stock ownership. The Plan will provide a means whereby such directors may purchase  shares of the common stock,  $.10 par value,  of American  Pacific  Corporation  upon  exercise of options  granted in accordance with the Plan.

                                   ARTICLE II.

                                   DEFINITIONS

      The following capitalized terms used in the Plan shall have the respective meanings set forth in this Article:

2.1  "Board" shall mean the Board of Directors of American Pacific Corporation.

2.2  "Change in Control" shall be deemed to have occurred if:

     a. a  tender  offer  (or  series  of  related  offers)  shall  be made  and consummated  for  the  ownership  of  30% or  more  of  the  outstanding  voting securities  of the  Company,  unless upon  conclusion  of such tender  offer (or series of related offers) more than 50% of the outstanding  voting securities of the Company or any  surviving or resulting  corporation  shall  nevertheless  be owned  in the  aggregate  by the  stockholders  of the  Company  (as of the time immediately  prior to the  commencement  of such  offer  or  series  of  related offers), any employee benefit plan of the Company or its subsidiaries, and their affiliates;

     b. the Company shall be merged or  consolidated  with another  corporation, unless  as a  result  of such  merger  or  consolidation  more  than  50% of the outstanding voting securities of the surviving or resulting corporation shall be owned  in the  aggregate  by the  stockholders  of the  Company  (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its subsidiaries, and their affiliates;

     c. the  Company  shall  sell  substantially  all of its  assets to  another corporation that is not wholly owned by the Company,  unless as a result of such sale  more  than 50% of such  assets  shall be  owned  in the  aggregate  by the stockholders  of  the  Company  (as  of  the  time  immediately  prior  to  such transaction),  any employee  benefit plan of the Company or its subsidiaries and their affiliates; or

     d. a Person (as defined below) shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly,  beneficially or of  record),  unless  as a  result  of such  acquisition  more  than  50% of the outstanding  voting  securities  of the Company or any  surviving  or  resulting corporation  shall be owned in the aggregate by the  stockholders of the Company
(as of the time immediately prior to the first acquisition of such securities by such Person), any employee benefit plan of the Company or its subsidiaries,  and their affiliates.

      For purposes of this definition, ownership of voting securities shall take into  account  and  shall  include  ownership  as  determined  by  applying  the provisions of Rule 13d-3(d)(I)(i) (as in effect on the date hereof) under

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the  Exchange  Act. In  addition,  for such  purposes,  "Person"  shall have the meaning  given in Section  3(a)(9) of the Exchange  Act, as modified and used in
Sections 13(d) and 14(d) thereof; provided,  however, a Person shall not include
(A) the  Company or any of its  subsidiaries;  (B) a trustee or other  fiduciary holding  securities  under an employee benefit plan of the Company or any of its subsidiaries;  (C) an underwriter  temporarily holding securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

     2.3 "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     2.4 "COMMITTEE" shall mean the Stock Option Committee of the Board.

     2.5 "COMPANY" shall mean American Pacific Corporation.

     2.6  "DIRECTOR"  shall  mean any  person  who is a member  of the  Board of
Directors of the Company.

     2.7 "ELIGIBLE  PERSON" shall mean any Director who is neither a full- nor a part-time Employee of the Company.

     2.8  "EXCHANGE  ACT" shall mean the  Securities  Exchange  Act of 1934,  as amended.

     2.9 "EXERCISE  PRICE" shall mean the price per Share at which an Option may be exercised, as specified in the applicable Option Agreement.

     2.10 "FAIR  MARKET  VALUE"  shall mean the closing sale price of a Share as reported on the principal national  securities  exchange or automated  quotation system on which the Shares are listed or traded on the Grant Date or on the next preceding  trading  day on which  Shares were traded if no Shares were traded on the Grant Date. If the Shares are not listed or traded on a national  securities exchange or automated quotation system, Fair Market Value shall mean the average of the closing bid and asked prices of the Shares in the over-the-counter market on the Grant Date,  or the next  preceding  trading day on which closing bid and asked prices were  available,  if no closing bid and asked prices were available on the Grant Date.  If Fair Market Value cannot be  determined  in the foregoing manner,  it  shall  be  determined  by the  Committee  in  accordance  with  the provisions of the Code.  Such  determination  shall be conclusive and binding on all persons.

     2.11 "GRANT DATE" shall mean the Initial Grant Date or any Subsequent Grant
Date.

     2.12  "IMMEDIATE  FAMILY"  shall  mean any  child,  stepchild,  grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law,  father-in-law, son-in-law,  daughter-in-law,  brother-in-law or sister-in-law and shall include adoptive relationships.

     2.13  "INITIAL  GRANT DATE" shall mean November 22, 2002, or if an Eligible
Director is first elected to the Board  subsequent to November 22, 2002 the date of such election.

     2.14 "OPTION" shall mean an Option to purchase  Shares granted  pursuant to the Plan.  Options do not  qualify as  incentive  options  described  in Section
422(b) of the Code.

     2.15  "OPTION  AGREEMENT"  shall mean the written  agreement  described  in
Article VI hereof.

     2.16  "PURCHASE  PRICE" shall mean the  Exercise  Price  multiplied  by the number of whole Shares with respect to which an Option is exercised.

     2.17 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

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     2.18  "SHARES"  shall mean shares of common stock,  $.10 par value,  of the
Company.

     2.19  "SUBSEQUENT  GRANT DATE" shall mean each  anniversary  of the Initial
Grant Date.

                                  ARTICLE III.

                                 ADMINISTRATION

     3.1 GENERAL. The Committee shall administer the Plan in accordance with its express  provisions.  The Committee  shall consist  exclusively of three or more
Eligible  Persons,  who  shall be  appointed  by the  Board.  In  addition,  the composition  of  the  Committee  shall  satisfy  (a)  such  requirements  as the
Securities and Exchange Commission may establish for administrators acting under plans  intended to qualify  for  exemption  under Rule 16b-3 (or its  successor)
under the Exchange  Act and (b) such  requirements  as any  national  securities exchange or automated  quotation system on which the Shares are listed or traded may establish for administrators acting under stock option plans.

     3.2 POWERS OF THE  COMMITTEE.  The  Committee  shall have full and complete authority  to adopt  such  rules  and  regulations  and to make  all such  other determinations  not  inconsistent  with  the  Plan as may be  necessary  for the administration of the Plan. The Committee's  determinations under the Plan shall be conclusive and binding on all persons.

                                   ARTICLE IV.

                             SHARES SUBJECT TO PLAN

      Subject to  adjustment  in  accordance  with Article VIII, an aggregate of
200,000  Shares is reserved for issuance  under the Plan.  Shares sold under the
Plan may be either  authorized  and unissued  Shares or treasury  Shares.  If an
Option or any portion  thereof shall expire or terminate for any reason  without having been  exercised in full,  the  unpurchased  Shares subject to such Option shall be available for future grants of Options.

                                   ARTICLE V.

                                     GRANTS

      On the  Initial  Grant  Date,  and on each  Subsequent  Grant  Date,  each
Eligible Person shall be granted an Option to purchase 5,000 Shares.

                                   ARTICLE VI.

                                 TERMS OF OPTION

      Each Option shall be evidenced by a written Option  Agreement  executed by the Company and the Eligible  Person,  which shall  specify the Grant Date,  the number of Shares subject to the Option,  the Exercise Price,  which shall be the
Fair  Market  Value of the  Shares,  and shall also  include or  incorporate  by reference  the  substance  of all of the  following  provisions  and such  other provisions consistent with the Plan as the Committee may determine. The terms of the grant of Options  to an  Eligible  Person  may only be changed if  permitted under Rule 16b-3 of the Exchange Act.

     6.1 TERM.  The term of each  Option  shall be 10 years from the Grant Date, subject to earlier termination in accordance with Articles VI and VIII.

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     6.2  RESTRICTION ON EXERCISE.  Options shall be exercisable at such time or times and subject to such terms and  conditions  as shall be  determined  by the
Committee at grant,  provided,  however,  that unless a longer vesting period is otherwise  determined by the Committee at grant,  an Option shall be exercisable as to one-half of the aggregate  Shares covered thereby  commencing on the Grant
Date and as to the remaining  one-half of the Shares covered thereby  commencing on the first anniversary of the Grant Date.

     6.3 EXERCISE PRICE.  The Exercise Price for each Share subject to an Option shall be its Fair Market Value.

     6.4 MANNER OF EXERCISE. An Option shall be exercised in accordance with its terms by delivery of a written  notice of exercise to the Company and payment of the full Purchase Price of the Shares being  purchased.  An Eligible  Person may exercise  an Option  with  respect  to all or fewer than all of the Shares as to which such Option may then be exercised, but in no event shall fractional Shares be issued.

     6.5 PAYMENT.  The Purchase  Price for Shares  purchased upon exercise of an
Option or portion thereof may be paid:

          a. in United States Dollars,  in cash or by check, bank draft or money order payable to the Company;

          b. by delivery of Shares  already owned by an Eligible  Person with an aggregate  Fair Market Value on the date of exercise  equal to the Purchase
     Price, subject to the provisions of Section 16(b) of the Exchange Act; or

          c. through the written  election of the Eligible Person to have Shares withheld by the Company from the Shares otherwise to be received, with such withheld  Shares  having  an  aggregate  Fair  Market  Value on the date of exercise equal to the Purchase Price.

     6.6 TRANSFERABILITY. No Option shall be transferable otherwise than by will or the laws of descent and distribution;  provided,  however, that to the extent the  related  Option  Agreement  provisions  do not  disqualify  such option for exemption under Rule 16b-3 under the Exchange Act, an Option may be transferable during an Optionee's  lifetime to Immediate Family of an Optionee,  partnerships and  limited  liability  companies  in which the only  partners  or members  are members of the Optionee's  Immediate Family,  and trusts  established solely for the benefit of such Immediate Family; and provided,  further, that an Option may be transferred  pursuant to a qualified  domestic relations order (as defined in the Code and the rules promulgated  thereunder).  An Option shall be exercisable during the Eligible Person's lifetime only by the Eligible Person, his guardian, legal representative or permitted transferee.

     6.7 TERMINATION OF SERVICE.  If an Eligible  Person's service as a Director terminates  for any  reason  other  than  cause,  an Option  held on the date of termination  may  be  exercised  to  the  extent  exercisable  on  the  date  of termination at any time within one year after the date of such  termination (but in no  event  after  the  term  of the  Option  expires)  and  shall  thereafter terminate; provided, however, that if such termination occurs by reason of death or disability of the Optionee,  an Option held on the date of termination may be exercised  as to the full  number  of Shares  covered  thereby.  If an  Eligible
Person's  service as a Director is  terminated  for cause,  which  determination shall be made by the Committee, Options held by him shall terminate concurrently with the termination of such service.

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                                  ARTICLE VII.

                        GOVERNMENT AND OTHER REGULATIONS

     7.1 DELIVERY OF SHARES.  The obligation of the Company to issue or transfer and deliver Shares for exercised  Options under the Plan shall be subject to all applicable laws, regulations,  rules, orders and approvals that shall then be in effect.  The Company  reserves the right to restrict,  in whole or in part,  the delivery of Shares pursuant to any Option prior to the satisfaction of all legal requirements  relating to the  issuance of such Shares,  to their  registration, qualification or listing or to an exemption from registration,  qualification or listing.

     7.2  EXERCISE  OF OPTION FOR  INVESTMENT.  Unless the reoffer and resale of
Shares issuable under the Plan have been registered under the Securities Act, or the Company has determined that such  registration  is unnecessary,  each person exercising  an Option  under the Plan may be  required  by the Company to give a representation  in writing that he is acquiring  the shares for his own account, for  investment  and not with a view to,  or for sale in  connection  with,  the distribution of any part thereof.

                                  ARTICLE VIII.

                                   ADJUSTMENTS

     8.1  PROPORTIONATE  ADJUSTMENTS.  If the outstanding  Shares are increased, decreased,  changed into or exchanged into a different  number or kind of Shares
or  securities  of  the  Company   through   reorganization,   recapitalization,
reclassification,  stock  dividend,  stock split,  reverse  stock split or other similar transaction,  an appropriate and proportionate  adjustment shall be made to the  maximum  number  and kind of Shares as to which  Options  may be granted under the Plan. A corresponding adjustment changing the number or kind of Shares allocated  to  unexercised  Options or portions  thereof,  which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in the  outstanding  Options  shall be made without  change in the  Purchase  Price applicable  to the  unexercised  portion  of  the  Option  with a  corresponding adjustment  in  the  Exercise  Price  of  the  Shares  covered  by  the  Option.
Notwithstanding the foregoing,  there shall be no adjustment for the issuance of
Shares on conversion of notes, preferred stock or exercise of warrants or Shares issued by the Board for such consideration as the Board deems appropriate.

     8.2 CHANGE OF CONTROL.  Upon the  occurrence  of a Change in  Control,  all outstanding  Options shall become exercisable  immediately as to the full number of Shares  covered  thereby on a date  determined by the  Committee  providing a reasonable  time  thereafter  within which to exercise such Options prior to the effectiveness of such Change in Control.

                                   ARTICLE IX.

                        AMENDMENT OR TERMINATION OF PLAN

     9.1 AMENDMENTS.  The Committee may at any time amend or revise the terms of the Plan,  provided no such  amendment  or revision  shall,  unless  appropriate stockholder approval of such amendment or revision is obtained:

          a. increase the maximum  number of Shares that may be sold pursuant to
     Options granted under the Plan, except as permitted under the provisions of
     Article VIII;

          b. change the minimum Exercise Price set forth in Article VI;

          c. increase the maximum term of Options provided for in Article VI; or

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          d. permit the granting of Options to any one other than as provided in
     Article V.

     9.2  TERMINATION.  The  Committee at any time may suspend or terminate  the
Plan.  The  Plan,  unless  sooner  terminated,  shall  terminate  on  the  tenth anniversary  of its  adoption by the Board.  No Option may be granted  under the
Plan while the Plan is suspended or after it is terminated.

     9.3 CONSENT OF HOLDER. No amendment,  suspension or termination of the Plan shall,  without the  consent of the holder of an  outstanding  Option,  alter or impair any rights or obligations under such Option.

                                   ARTICLE X.

                            MISCELLANEOUS PROVISIONS

     10.1 PRIVILEGE OF STOCK OWNERSHIP.  No Eligible Person entitled to exercise an Option granted under the Plan shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares  issuable upon exercise of such Option until  certificates  representing such Shares shall have been issued and delivered.

     10.2 PLAN EXPENSES. Any expenses incurred in the administration of the Plan shall be borne by the Company.

     10.3 USE OF PROCEEDS.  Payment  received  from an Eligible  Person upon the exercise  of an  Option  shall be used for  general  corporate  purposes  of the
Company.

     10.4  GOVERNING  LAW. The Plan has been adopted under the laws of the State of  Delaware.  The Plan and all Options  that may be granted  hereunder  and all matters  related  thereto,  shall be governed by and  construed  and enforced in accordance with the laws of the State of Delaware.

                                   ARTICLE XI.

                              STOCKHOLDER APPROVAL

      The Plan is subject to approval by  stockholders  of the Company within 12 months after the date the Board  approves the Plan, by the  affirmative  vote of holders of a majority of the voting Shares of the Company  represented in person or by proxy and entitled to vote at the meeting. Options may be granted, but not exercised, before such stockholder approval. If the stockholders fail to approve the Plan within the required  time period,  any Options  granted  under the Plan shall be void and no additional Options may thereafter be granted thereunder.

                                  ARTICLE XII.

                                      TAXES

      The Company may make such provision as it may deem appropriate, consistent with  applicable  law, in connection with any Option granted under the Plan with respect to the withholding of any taxes or any other tax matters.

                          AMERICAN PACIFIC CORPORATION
                                November 12, 2002